SECOND  AMENDMENT  AND  WAIVER  dated  as of
                                    November  10, 1995 to the  Revolving  Credit
                                    Loan  Agreement  dated  January 31, 1995, as
                                    amended by the FIRST  AMENDMENT  dated as of
                                    August 3, 1995 (the "Loan  Agreement") among
                                    TII   INTERNATIONAL,    INC.,   a   Delaware
                                    corporation  with  offices  located  at 1385
                                    Akron Street  Copiague,  New York 11726 (the
                                    "Borrower"),   TII   INDUSTRIES,   INC.,   a
                                    Delaware  corporation  with  offices at 1385
                                    Akron  Street   Copiague,   New  York  11726
                                    ("Industries") and CHEMICAL BANK, a New York
                                    State banking corporation with offices at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Bank").


WHEREAS, the Borrower and Industries have requested and the Bank has agreed, subject to the terms and conditions of this SECOND AMENDMENT AND WAIVER, to amend and waive compliance with certain provisions of the Loan Agreement to reflect the requests herein set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


1. Waiver of Article VI. Affirmative Covenants. Section 6.03. Financial Statements, Reports, Etc. (a)

      Compliance with Section 6.03(a)(ii) of the Loan Agreement is hereby waived for the fiscal year ended June 30, 1995 to permit the late receipt by the Bank of the management prepared consolidated and consolidating financial statements of Industries and its Subsidiaries for the fiscal year ended June 30, 1995, which were to be delivered to the Bank within one hundred
      (100) days after the end of such fiscal year, provided, that such financial statements were received by the Bank no later than November 9, 1995.

2. Waiver of Article VI. Affirmative Covenants. Section 6.03. Financial Statements, Reports, Etc. (f)

      Compliance with Section 6.03(f)(ii) of the Loan Agreement is hereby waived to permit the late receipt by the Bank of the agings of the accounts receivable of Industries for the months ended February 28, 1995, March 31, 1995, April 30, 1995, May 31, 1995, June 30, 1995, July 31, 1995, August
      31, 1995 and September 30, 1995 which were to be delivered to the Bank within fifteen (15) calendar days after the end of each respective month, but were received by the Bank on (i) August 4, 1995 (for the months ended February 28, 1995 through June 30, 1995), (ii) October 10, 1995 (for the months ended July 31, 1995 and August 31, 1995) and (iii) October 20, 1995 (for the month ended September 30, 1995).

3. Waiver of Article VI. Affirmative Covenants. Section 6.03. Financial Statements, Reports, Etc. (g)

      Compliance with Section 6.03(g) of the Loan Agreement is hereby waived for the fiscal year ended June 30, 1995 to permit the late receipt by the Bank of the one (1) year operating plan including balance sheet and income statement, prepared on a consolidated basis by the chief financial officer of Industries, which was to be delivered to the Bank within one hundred
      (100) days after the end of such fiscal year, provided, that such operating plan was received by the Bank no later than October 27, 1995.

4. Amendment to Article VI. Affirmative Covenants. Section 6.03. Financial Statements, Reports, Etc. (g)

      Section 6.03(g) of the Loan Agreement is hereby amended by deleting it in its entirety and by substituting therefor the following:

            "(g) Within one hundred (100) days after the end of each Fiscal Year, a one (1) year operating plan of Industries and its Subsidiaries, including one (1) year balance sheet and income statement projections, prepared on a consolidated basis incorporating Industries and its Subsidiaries, and prepared by the chief financial officer of Industries, in form and substance satisfactory to the Bank in its sole discretion."

5. Waiver of Article VII. Negative Covenants. Section 7.12. Dividends, Stock Redemption and Stock Purchase.

      Compliance with Section 7.12(c) of the Loan Agreement is hereby waived to permit Industries to redeem 27,626 shares of its Series A Cumulative Convertible Redeemable Preferred Stock from Alfred Roach on or before September 21, 1995, provided, however that the aggregate price of such redemptions was not in excess of $2,762,600.


This SECOND AMENDMENT AND WAIVER shall be construed and enforced in accordance with the laws of the State of New York.

All capitalized terms not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

Except as expressly waived or amended hereby, the Loan Agreement shall remain in full force and effect in accordance with the original terms thereof. This SECOND AMENDMENT AND WAIVER herein contained is limited specifically to the matters set forth above and does not constitute directly or by implication a waiver or amendment of any other provision of the Loan Agreement or any default which may occur or may have occurred under the Loan Agreement.

The Company and Industries hereby represent and warrant that, after giving effect to this SECOND AMENDMENT AND WAIVER, no Event of Default or default exists under the Loan Agreement or any other related documents.

This SECOND AMENDMENT AND WAIVER may be executed in any number of counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one SECOND AMENDMENT AND WAIVER. This SECOND AMENDMENT AND WAIVER shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Bank.

IN WITNESS WHEREOF, the Borrower, Industries and the Bank caused this SECOND AMENDMENT AND WAIVER to be duly executed by their duly authorized officers all as of the day and year first above written.

                                                 TII INTERNATIONAL, INC.


                                                 By: /s/ Timothy J. Roach
                                                    ------------------------
                                                 Name: Timothy J. Roach
                                                 Title:President

                                                 TII INDUSTRIES, INC.


                                                 By: /s/ Timothy J. Roach
                                                    ------------------------
                                                 Name: Timothy J. Roach
                                                 Title:President


                                                 CHEMICAL BANK,


                                                 By: /s/ Christopher Zimmerman
                                                    ------------------------
                                                 Name: Christopher Zimmerman
                                                 Title:Vice President


                                     CONSENT
                                     -------

The undersigned, as Guarantors of the obligations of TII International, Inc. hereby consent to the execution and delivery by TII International, Inc. and TII Industries, Inc. of this SECOND AMENDMENT AND WAIVER and hereby confirm that they remain fully bound by the terms of the Joint and Several Guaranty of Payment dated January 31, 1995 to which they are a party.

                                                 TII INDUSTRIES, INC.


                                                 By: /s/ Timothy J. Roach
                                                    ------------------------
                                                 Name: Timothy J. Roach
                                                 Title:President


                                                 TII INDUSTRIES NC, INC.


                                                 By: /s/ Timothy J. Roach
                                                    ------------------------
                                                 Name: Timothy J. Roach
                                                 Title:Chairman


                                                 TII DOMINICANA, INC.


                                                 By: /s/ Timothy J. Roach
                                                    ------------------------
                                                 Name: Timothy J. Roach
                                                 Title:President


                                                 TII ELECTRONICS, INC.


                                                 By: /s/ Timothy J. Roach
                                                    ------------------------
                                                 Name: Timothy J. Roach
                                                 Title:President


                                                 DITEL, INC.


                                                 By: /s/ Timothy J. Roach
                                                    ------------------------
                                                 Name: Timothy J. Roach
                                                 Title:Chairman of the Board

                                                 TII CORPORATION


                                                 By: /s/ Timothy J. Roach
                                                    ------------------------
                                                 Name: Timothy J. Roach
                                                 Title:President


                                                 TELECOMMUNICATIONS
                                                 INDUSTRIES, INC.


                                                 By: /s/ Timothy J. Roach
                                                    ------------------------
                                                 Name: Timothy J. Roach
                                                 Title:President